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                                                                    EXHIBIT 10.3

                            DEFERRED COMPENSATION AND
                       STOCK APPRECIATION RIGHT AGREEMENT

         This DEFERRED COMPENSATION AND STOCK APPRECIATION RIGHT AGREEMENT is made as of August 12, 1999 (the "Effective Date"), between TCI Music, Inc., a Delaware corporation, Liberty Media Corporation, a Delaware corporation, and Jarl Mohn, also known as Lee Masters ("Executive").

                                    RECITALS:

         The parties make this Agreement with reference to the following facts:

         A. In connection with a Contribution Agreement dated as of April 23, 1999 by and among the Company, Liberty and certain affiliates of Liberty, as amended (the "Contribution Agreement"), the Company has adopted a Deferred Compensation and Stock Appreciation Rights Plan (the "Plan").

         B. The Plan provides for awards to be granted to Executive in exchange for the cancellation of awards made to Executive by Liberty prior to the date of the Contribution Agreement.

         C. Concurrently with the execution and delivery of this Agreement, the Company and Executive are entering into an amendment to the Employment Agreement dated September 28, 1998 between Liberty and Executive.

         In consideration of services rendered or to be rendered to the Company and its Affiliates by Executive, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, any word or phrase with initial capital letters will have the meaning set forth below:

              a. ACT: the Securities Act of 1933, as amended.

              b. AFFILIATE: any Person directly or indirectly Controlling, Controlled by or under common Control with a Person.

              c. AGREEMENT: this Agreement, as it may from time to time be amended in accordance with its terms.

              d. CHANGE IN CONTROL: with respect to the Company, the occurrence of any transaction as the result of which (i) Liberty ceases to be a beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Voting Securities of the Company representing at least 25% of the total voting power of all Voting Securities of the Company and (ii) any other person (within the


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meaning of Section 13(d)(3) of the Exchange Act) beneficially owns Voting
Securities of the Company representing more voting power than the Voting Securities of the Company of which Liberty is a beneficial owner. For purposes of this definition, "Voting Securities" means, with respect to the Company, the capital stock or other ownership interests in the Company having general voting power under ordinary circumstances to elect directors (or similar officials), of the Company, but will not include any capital stock that has or would have such voting power solely by reason of the happening of any contingency.

              e. COMMON EQUITY: if there is a Per Share Public Market Value, Common Equity means the Series A Common Stock; if there is no Per Share Public Market Value, Common Equity means the Series A Common Stock, the Series B Common Stock and any other class or series of common stock of the Company then outstanding.

              f. COMMON STOCK: the Series A Common Stock.

              g. COMPANY: TCI Music, Inc. and its successors and assigns.

              h. COMPANY FAIR MARKET VALUE: as of any date of determination, the Fair Market Value of all shares of Common Equity then outstanding, which Fair Market Value will be: (i) if there is a Per Share Public Market Value, the product of the number of the Shares Outstanding and the Per Share Public Market Value; or (ii) if there is no Per Share Public Market Value, the amount determined pursuant to Section 8 or Section 11.b. as applicable.

              i. COMPANY INDEMNIFIED PARTIES: as defined in Section 7.d(iv).

              j. CONTRIBUTION AGREEMENT: as defined in Recital A to this Agreement.

              k. CONTROL: the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

              l. DEFERRED COMPENSATION CAP: the difference between the SAR Per Share Base Value and the Deferred Compensation Per Share Base Value.

              m. DEFERRED COMPENSATION PER SHARE APPRECIATION: as of the Valuation Date, the amount, expressed in U.S. currency rounded to the nearest cent, equal to any excess in the lesser of (1) the SAR Per Share Base Value and
(2) the Per Share Fair Market Value over the Deferred Compensation Per Share Base Value.

              n. DEFERRED COMPENSATION PER SHARE BASE VALUE: as of any date of determination, $2.46, subject to adjustment from time to time pursuant to
Section 11.


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              o. DERIVATIVE SECURITY: any option, warrant or other right to acquire, or any security convertible into or exchangeable for, one or more shares of Common Stock.

              p. DISADVANTAGEOUS CONDITION: as defined in Section 7.d(iv).

              q. EFFECTIVE DATE: as defined in the preamble to this Agreement.

              r. EMPLOYMENT AGREEMENT: the Employment Agreement dated effective as of September 28, 1998 between Liberty and Executive, as amended, and as it may from time to time be further amended in accordance with its terms.

              s. EXCHANGE ACT: the Securities Exchange Act of 1934, as amended.

              t. EXECUTIVE: the individual identified as "Executive" in the preamble to this Agreement, and his permitted assigns.

              u. EXERCISE DATE: the date that a notice of exercise is received by the Company, with respect to an exercise of all or a portion of the SAR by Executive, other than a deemed exercise on the Valuation Date.

              v. FAIR MARKET VALUE: with respect to any asset, the cash price at which a willing seller would sell and a willing buyer would buy such asset having full knowledge of the relevant facts, in an arm's-length transaction without time constraints, and without being under any compulsion to buy or sell.

              w. LIBERTY: Liberty Media Corporation, a Delaware corporation, and its successors and assigns, including for purposes of this definition any Person to which all or substantially all of Liberty's assets are transferred, whether by merger or otherwise.

              x. LIBERTY POLICY: the policy set forth in Schedule 4.8 to the Contribution Agreement.

              y. LOSSES: as defined in Section 7.d(iv).

              z. PER SHARE FAIR MARKET VALUE: as of any date of determination:
(1) if the Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act, the Per Share Public Market Value; or (2) if the Common Stock is not then so registered, the Company Fair Market Value divided by the number of Shares Outstanding.

              aa. PER SHARE PUBLIC MARKET VALUE: as of any date of determination, the average of the reported closing market prices of the Common Stock for the 20 consecutive trading days ending on the trading day prior to such date; provided that in the case of a Voluntary Termination or if either party to the Employment Agreement has given notice pursuant to Section


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ii of the Plan of his or its intention not to renew the Employment Agreement the
Per Share Public Market Value will be the average of the reported closing market prices of the Common Stock for the 60 calendar days beginning 120 days after the public announcement by the Company of such Voluntary Termination or that one of the parties has given notice pursuant to the Employment Agreement of his or its intention not to renew the Employment Agreement. The closing market price for each day in question will be the last sale price, regular way or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system of the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if no such sale price is quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ Stock Market or such other system then in use or, if on any such trading day such capital stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by the professional market maker who has been most active in making a market in such capital stock during the preceding 12 months. The Per Share Public Market Value will be appropriately adjusted to reflect the effects of any stock dividend, stock split, reclassification, recapitalization or combination affecting the Common Stock, the record date, ex-dividend date or similar date of which occurs during the period of trading days preceding the date of determination.

              bb. PERSON: a human being or a corporation, partnership, trust, limited liability company, unincorporated organization, association or other entity.

              cc. PLAN: as defined in Recital A to this Agreement.

              dd. PRIME RATE: at any time, the rate of interest adopted by Bank of America National Trust and Savings Association, as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by such bank as its "prime rate."

              ee. SAR: as defined in Section 2.b.

              ff. SAR PER SHARE BASE VALUE: as of any date of determination, $19.125, subject to adjustment from time to time pursuant to Section 11.

              gg. SAR PER SHARE APPRECIATION: as of the Valuation Date or an Exercise Date, whichever is applicable, the amount, expressed in U.S. currency rounded to the nearest cent, equal to any excess in Per Share Fair Market Value over the SAR Per Share Base Value.

              hh. SALE OF THE COMPANY: (i) the sale, exchange or other disposition of all or substantially all of the Company's assets (other than cash, cash equivalents and marketable securities) to or with one or more Persons other than any Affiliate of the Company; (ii) the sale, exchange or other disposition of all or substantially all of the outstanding shares of Common Equity


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to or with one or more Persons other than any Affiliate of the Company; or (iii)
the merger or consolidation of the Company with or into another Person other than an Affiliate of the Company, as a result of which merger or consolidation the holders of shares of outstanding Common Equity receive or become irrevocably entitled to receive cash, securities or other assets in exchange for those shares. Notwithstanding the foregoing, no transaction described in clause (ii) or clause (iii) of the foregoing sentence will be a Sale of the Company unless such transaction results in a Change in Control of the Company.

              ii. SEC: the Securities and Exchange Commission.

              jj. SERIES A COMMON STOCK: the Series A common stock, $.01 par value per share, of the Company or any successor class or series of capital stock.

              kk. SERIES B COMMON STOCK: the Series B common stock, $.01 par value per share, of the Company or any successor class or series of capital stock.

              ll. SHARES OUTSTANDING: as of any date of determination, the number of all issued and outstanding shares of Common Equity on a fully diluted basis.

              mm. TARGET PER SHARE VALUE: as of any date of determination, $2.46 plus notional interest on that amount from January 1, 1999 at the rate of 10% per annum, compounded annually.

              nn. TERMINATION DATE: as defined in Section 14.

              oo. TERMINATION FOR CAUSE: as defined in the Employment Agreement.

              pp. TERMINATION FOR GOOD REASON: as defined in the Employment Agreement.

              qq. VALUATION DATE: as defined in Section 4.

              rr. VOLUNTARY TERMINATION: as defined in the Employment Agreement.

         The term "Strike Price" in the Plan means "Deferred Compensation Per Share Base Price" in this Agreement and the term "Valuation Price Per Share" in the Plan means "Per Share Fair Market Value" in this Agreement.

         2. GRANTS.

              a. Subject to the terms and conditions of this Agreement, the Company hereby grants and issues to Executive, as of the Effective Date, a right to deferred compensation equal to the Deferred Compensation Per Share Appreciation with respect to an aggregate of 15,230,442 shares of Common Stock. Subject to the requirement that the Per Share Fair Market


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Value as of the Valuation Date equals or exceeds the Target Per Share Value, the
Company will pay Executive an amount determined on the Valuation Date equal to the Deferred Compensation Per Share Appreciation multiplied by the number of Executive's vested shares provided that in no event shall the amount of Deferred Compensation Per Share Appreciation exceed the amount of the Deferred Compensation Cap. The value of such deferred compensation is payable only upon termination of Executive's employment with the Company and in the manner provided in Section 7.

              b. Subject to the terms and conditions of this Agreement, the Company hereby grants and issues to Executive, as of the Effective Date, a right (a "SAR") to the SAR Per Share Appreciation with respect to an aggregate of 15,230,442 shares of Common Stock. Upon exercise of a SAR, the Company will pay Executive an amount determined on the Valuation Date or on an Exercise Date, whichever is applicable, equal to the SAR Per Share Appreciation multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. The value of such right is payable at indeterminate dates and in the manner provided in Section 7.

              c. Each of the foregoing grants are restricted as to transferability (as provided in Section 9), and are represented by the Company's unsecured promise (as provided in Section 10).

         3. VESTING; FORFEITURE; MANNER OF EXERCISE.

              a. The grants will vest as follows: 20% of the rights to each of the Deferred Compensation Per Share Appreciation and SAR Per Share Appreciation will vest as of each December 15, beginning December 15, 1999, if on such date Executive is employed by the Company. In addition, Executive will become fully vested in his rights to each of the Deferred Compensation Per Share Appreciation and the SAR Per Share Appreciation upon the occurrence of any of the following events: (i) a Sale of the Company; (ii) a Change in Control; (iii) termination of Executive's employment pursuant to any of clauses (i), (ii) or (iii) of
Section 1(c) of the Employment Agreement or (iv) Termination for Good Reason as defined in Section 1(d) of the Employment Agreement. Upon vesting, a SAR may be exercised from time to time and will be exercisable, in whole or in part.

              b. If Executive ceases to be employed by the Company pursuant to a Termination for Cause, Executive will forfeit any and all rights to any unvested Deferred Compensation Per Share Appreciation and SAR Per Share Appreciation.

              c. All unexercised rights with respect to each of the Deferred Compensation Per Share Appreciation and SAR Per Share Appreciation will be deemed exercised at 4:59 p.m. on the Valuation Date and these rights will become null and void thereafter; provided however, that the parties' obligations pursuant to this Agreement will remain in full force and effect until fully performed.


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         4. VALUATION DATE. The Valuation Date will be the day on which the first of the following events occurs, provided that Executive is employed by the Company on that day:

              a. SALE OF THE COMPANY. The day on which a Sale of the Company is completed.

              b. CHANGE IN CONTROL. The day on which a Change in Control of the Company occurs.

              c. TERMINATION OF EMPLOYMENT. The last day of the Company's fiscal quarter preceding the date on which Executive ceases to be employed by the Company for any reason other than a Termination for Cause or Voluntary Termination. In the case of a Voluntary Termination or a termination as a result of Employer or the Company's not renewing the Employment Agreement, the date shall be the date of the public announcement by the Company of such Voluntary Termination or that one of the parties has given notice pursuant to the Plan of his or its intention not to renew the Employment Agreement.

              d. END OF AWARD TERM. December 15, 2003.

         5. FAIR MARKET VALUE.

                  a. If the Valuation Date is the date of a Sale of the Company, the determination of Company Fair Market Value and Deferred Compensation Per Share Appreciation and SAR Per Share Appreciation will reflect the Fair Market Value of the Company's assets with reference to the consideration (which may include consideration in the form of the direct or indirect assumption of liabilities) received by the Company (or, if applicable, by its stockholders, in exchange for their stock in the Company) in such transaction, as set forth in a notice by the Company to Executive. Such notice will include a description of the consideration and, as to any consideration so received other than cash or cash-equivalents, a statement of the Fair Market Value of such consideration, as determined in good faith on a reasonable basis by the Board. In establishing the Fair Market Value of such consideration, the Board, as it reasonably deems appropriate, may take into account (and any determination of the Fair Market Value of such consideration pursuant to Section 8 will take into account) the effect of terms or conditions of the transaction constituting a Sale of the Company that (i) impose liabilities, contingent or otherwise, on the Company or its stockholders, or (ii) condition the receipt of all or a portion of the consideration on the occurrence of one or more events, including, for example, the lapse of time or the attainment of earnings or other indicia of performance. If Executive disagrees with the determination of Company Fair Market Value or of the Fair Market Value of consideration set forth in the notice given to Executive, Executive must give notice to the Company of his disagreement within 30 days after receipt of notice from the Company and if he fails timely to give such notice, the determination of value(s) set forth in the Company's notice will be conclusive and binding on the parties. If Executive gives notice of his disagreement within the required 30-day period, such disagreement will be resolved as provided in Section 8, provided that, as to a determination of Company Fair Market Value, each appraiser



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selected pursuant to Section 8 will be instructed to treat the consideration received in such transaction as the primary factor to be considered in establishing Company Fair Market Value.

              b. If the Valuation Date is a date prescribed by Section 4.b. (unless the event constituting a Change in Control is also a Sale of the Company, in which case Section 5.a. will apply), Section 4.c. or Section 4.d., and if there is a Per Share Public Market Value for the Common Stock, within 5 business days after the Valuation Date or as soon as reasonably possible after financial statements of the Company as of the Valuation Date and for the period from the end of the Company's most recent fiscal year through the Valuation Date are completed, whichever is applicable, the Company will give notice to Executive of Company Fair Market Value, Per Share Market Value, and Deferred Compensation Per Share Appreciation and SAR Per Share Appreciation, as of the Valuation Date. If there is no Per Share Public Market Value for the Common Stock, the Per Share Fair Market Value as of the Valuation Date will be used to calculate Deferred Compensation Per Share Appreciation and SAR Per Share Appreciation as soon as reasonably possible after financial statements (including at least a balance sheet and a statement of operations) of the Company as of the Valuation Date and for the period from the end of the Company's most recent fiscal year through the Valuation Date are completed, the Company will give notice to Executive of Company Fair Market Value, Per Share Market Value, and Deferred Compensation Per Share Appreciation and SAR Per Share Appreciation, as of the Valuation Date, as determined by the Board in good faith on a reasonable basis, including a reasonably detailed description of the bases for such determinations.

         If Executive disagrees with the determination of Company Fair Market Value, Per Share Fair Market Value or Per Share Appreciation set forth in the Company's notice, Executive must give notice to the Company of his disagreement within 30 days after receipt of the Company's notice and if he fails timely to give such notice, the determination of those amounts set forth in the Company's notice will be conclusive and binding on the parties. If Executive gives notice of disagreement within the 30-day period, such disagreement will be resulted in accordance with Section 8.

         6. MANNER OF EXERCISING SARS.

              The SARs may be exercised in whole or in part, upon vesting only by written notice signed by Executive and mailed or delivered to the President or Secretary of the Company at its principal office which notice will: (i) specify the number of SARs which are being exercised; and (ii) include such documentation and representations as may be reasonably requested by the Company in connection with such exercise. Once exercised a particular SAR may not be further exercised.

         7. PAYMENT.

              a. Any payments made by the Company pursuant to this Agreement, may, at the Company's election, subject to Section 13, be either in (i) cash or other immediately available funds; (ii) shares of Common Stock; or (iii) a combination thereof; provided however that the


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Company may elect to make such payments in Common Stock only to the extent that the Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act. To the extent that the Company elects to make any or all payments in the form of Common Stock, such shares of Common Stock will be valued for purposes of this Agreement, at the Per Share Fair Market Value of the Common Stock on the Exercise Date or the Valuation Date, whichever is applicable.

              b. Subject to the penultimate sentence of this clause b., payments of Deferred Compensation Per Share Appreciation required to be made pursuant to this Agreement will be made within 30 days after the Termination Date. Payments of SAR Per Share Appreciation required to be made upon exercise of a SAR, other than a deemed exercise with respect to a Valuation Date, will be made by the Company within 30 days after the Exercise Date. Payments of SAR Per Share Appreciation or Deferred Compensation Per Share Appreciation (but only if Executive's employment is terminated as of the Valuation Date) required to be made as of a Valuation date will be made within 30 days after the Valuation Date if that date is the date of a Sale of the Company, 120 days after the Valuation Date if that date is December 15, 2003 or 120 days after the Valuation Date if that date is the date described in Section 4.c. Notwithstanding the foregoing, if on any required payment date the determination of Deferred Compensation Per Share Appreciation or SAR Per Share Appreciation has not been made, the required payment will be made within five days after such determination is completed. At the Company's option, the payment date may be accelerated in whole or in part. Any payment made will be subject to any applicable required income and other payroll tax withholding.

              c. Notwithstanding that (i) the terms or conditions of a Sale of the Company may provide for the deferral of the payment or delivery of all or a portion of the consideration to be paid or delivered to the Company or to holders of outstanding shares of Common Equity or (ii) the payment or delivery of such consideration may be conditioned on the occurrence of one or more events, the Company may not defer the payment of a portion of the cash otherwise payable to Executive in respect of his rights to receive Deferred Compensation Per Share Appreciation and SAR Per Share Appreciation, but any such deferral or condition will be taken into account in any determination of the Fair Market Value of such consideration pursuant to Section 8.

              d. (i) If shares of Common Stock are to be delivered and the Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act, then the Company will as soon as practicable thereafter, file with the SEC under the Act a registration statement to register the resale of such shares of Common Stock by Executive and will use its reasonable best efforts to have such registration statement declared effective by the SEC as promptly as possible. In either event, the Company will use its reasonable best efforts to maintain the effectiveness of such registration statement for a period of 180 days. If the Company was not required to withhold income taxes pursuant to
Section 7, and to the extent that Executive is required to pay income tax on the payment of Deferred Compensation Per Share Appreciation or SAR Per Share Appreciation made in shares of Common Stock prior to the expiration of the 180-day period, then prior to the date the payment is required to be made, the Company will loan Executive an amount equal to the difference between the amount of such income taxes required to be paid and the



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amount of sale proceeds, if any, received by Executive. The principal amount of the loan will bear interest at a rate equal to the Prime Rate and all principal and interest will be payable in full 5 days after the end of the 180-day period.

                  (ii) Subject to the extensions provided by this Section, the Company shall not be required to maintain the effectiveness of the registration statement for more than 180 days. The Company shall be entitled to postpone for a reasonable period of time the filing of the registration statement if the Company determines in its judgment, that such registration and offering would materially interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization or other material transaction or development involving the Company or its affiliates or would require disclosure of information that the Company believes should not be disclosed (a "Disadvantageous Condition"). If at any time after the filing of a registration statement or after it is declared effective the Company determines that such registration and offering would result in a Disadvantageous Condition, then the Company may require the suspension by Executive of the distribution of any of the shares registered to be sold by giving notice to such effect to Executive. In the event of such notice, then until the Company determines that such registration and offering no longer would result in a Disadvantageous Condition, the Company's obligation under this Section will be suspended. In the event of a suspension after the registration statement has become effective, the 180-day period of effectiveness will be extended by a number of days equal to the total number of days for which the distribution was suspended.

                  (iii) The Company will bear all costs and expenses incurred in connection with such registration and distribution.

                  (iv) The Company agrees to indemnify and hold harmless, to the full extent permitted by law, Executive from and against any losses, claims, damages or liabilities, and any related legal or other fees and expenses (collectively, "Losses"), joint or several, to which Executive may become subject, insofar as such Losses (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company will not indemnify or hold harmless Executive from or against any such Losses if the untrue statement, omission or allegation thereof upon which such Losses are based (x) was made in reliance upon and in conformity with the information provided by or on behalf of Executive specifically for use or inclusion in the registration statement or prospectus or (y) was made in any prospectus used after such time as the Company advised Executive that the filing of a post-effective amendment or supplement thereto was required, except the prospectus as so amended or supplemented.

                  Executive agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its officers, directors and agents, and each person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act (the "Company Indemnified Parties"), from and against any Losses, joint or several, to which such


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Company Indemnified Parties may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable registration statement or the prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the information provided by or on behalf of Executive specifically for use or inclusion in the applicable registration statement or prospectus; provided, that Executive will not indemnify or hold harmless any Company Indemnified Party from or against any such Losses to the extent the untrue statement, omission or allegation thereof upon which such Losses are based was made in any prospectus used after such time as Executive advised the Company that the filing of a post-effective amendment or supplement thereto was required, except the prospectus as so amended or supplemented.

              If the indemnification provided for under this Section is unavailable to or insufficient to hold the indemnified party harmless under the above paragraphs in respect of any Losses referred to therein for any reason other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the indemnifying parties or indemnified parties, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, the relative benefits received by each party from the sale of the shares, and any other equitable considerations appropriate under the circumstances. The amount paid or payable by an indemnified party as a result of the Losses referred to above in this subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              e. Interest on payments of deferred compensation will accrue at a rate equal to __% per annum from the Valuation Date that occurs other than as a result of a termination of employment until the date of payment, which amount will be included in any payment made under this Agreement.

              f. Unless the Company is notified in writing of a change of address, any payment will be made to Executive at the address for notices to Executive set forth in Section 16.a.

         8. DETERMINATION OF FAIR MARKET VALUE. Except as otherwise expressly provided in this Agreement, wherever this Agreement refers to, or calls for a determination of, Fair


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Market Value (including, for example, a determination of the Company Fair Market
Value pursuant to Section 1.h. when there is no Per Share Public Market Value or a determination of the Fair Market Value of consideration received in a Sale of the Company pursuant to Section 5.a.), the Fair Market Value of the item in question will be determined in accordance with the following provisions:

              a. The Company and Executive may agree on the Fair Market Value of the item in question.

              b. If the Company and Executive are unable to agree on a Fair Market Value, within 15 days after the date notice of a dispute as to that issue is given by either party to the other, or if they otherwise determine that an appraisal should be used to determine Fair Market Value, then they will cause the Fair Market Value as of the required date of determination to be determined by a qualified appraiser acceptable to both of them. If they are unable to agree on a single appraiser within 15 days after the date of notice of the dispute, each of them will have an additional 10 days to select one appraiser nationally recognized in valuing items of the kind required to be valued. If either fails to appoint an appraiser, then the determination of Fair Market Value by the one appraiser will be binding.

              c. Each appraiser will determine the Fair Market Value of the item in question, taking into account such matters as may be prescribed by this Agreement and such other matters as the appraiser may deem relevant. The Company and Executive will use their reasonable best efforts to cause each appraiser to submit to them a written report indicating that appraiser's determination of Fair Market Value within 30 days after the date such appraiser is selected.

              d. If the higher of the two appraisals is 110% or less of the lower appraisal, the average of the two will be the Fair Market Value.

              e. If the higher of the two appraisals is more than 110% of the lower appraisal, the Company will immediately notify the two appraisers and cause them to appoint a third similarly qualified appraiser within 10 days after such notice. The Company and Executive will use their reasonable best efforts to cause such third appraiser (who will not be apprised of the determination of the other appraisers) to submit a written report to each of them indicating such appraiser's determination of Fair Market Value within 30 days after the date such third appraiser is selected. If three appraisals are necessary, then the average of the two appraisals in which the determinations of Fair Market Value are closest together will be the Fair Market Value or, if the highest and lowest are equidistant from the middle determination, then the middle determination will be the Fair Market Value.

              f. Each party will use reasonable best efforts to provide each appraiser with such information as such appraiser may reasonably request for the purpose of preparing an appraisal pursuant to this Section 8.

              g. A determination of Fair Market Value made pursuant to this
Section 8 will be final, binding and nonappealable. Each party will be responsible for one-half of all fees and expenses of all appraisers.

              h. If the determination of Fair Market Value pursuant to this
Section 8 is a determination of the Company Fair Market Value for the purpose of determining Per Share Appreciation or SAR Per Share Appreciation or an adjustment to Deferred Compensation Per Share Base Value or SAR Per Share Base Value, the Company will make the required determination of such amounts using the Company Fair Market Value determined pursuant to this Section 8 and will give notice of such determination to Executive within two business days after receiving notice of the determination of Company Fair Market Value pursuant to this Section 8.

         9. RESTRICTION ON TRANSFER. Executive may not transfer or grant any security interest in any of his rights under this Agreement except (i) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder (a "Domestic Relations Order"),
(ii) to a living trust in which the beneficiaries are the Executives or members of Executive's immediate family or (iii) transfers by will or the laws of intestate succession. Any attempted transfer in violation of this restriction will be null and void.

         Executive may designate a beneficiary or beneficiaries to whom the rights under this Agreement shall pass upon Executive's death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Company on the form annexed hereto as Exhibit A or such other form as may be prescribed by the Company; provided that no such designation shall be effective unless so filed prior to the death of Executive. If no such designation is made or if the designated beneficiary does not survive Executive's death, the rights under this Agreement shall pass by will or the laws of descent and distribution. Following Executive's death, the rights under this Agreement, if otherwise exercisable, may be exercised by the person to whom the rights under this Agreement pass according to the foregoing, and such person shall be deemed to be Executive for purposes of any applicable provisions of this Agreement.

         10. ACKNOWLEDGMENTS.

              a. Executive acknowledges and agrees that the obligations of the Company under this Agreement are not funded in any way, and that he will have rights only of a creditor based solely on the Company's unsecured promise to pay. Because Executive has not made an investment in shares of Common Stock, Executive acknowledges and agrees that the he has a right to benefit from further appreciation in Shares without risking any capital and without the risk of a beneficial owner that the value of property may decline substantially. Executive further acknowledges and agrees that the grants of Deferred Compensation Per Share Appreciation and SAR Per Share Appreciation right under this Agreement are not an assurance of continued employment by the Company or any of its Affiliates, and nothing in this Agreement will affect in any way the rights and obligations of either party under the Employment Agreement.

              b. Executive represents and warrants that (i) by virtue of his position with the Company or based on information furnished by the Company he is familiar with the business, earnings, condition, properties and business prospects of the Company, (ii) he has had the opportunity to ask questions and request additional information concerning the business, earnings, condition, properties and business prospects of the Company and that his questions have been answered and that he has received the additional information requested,
(iii) he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of entering into this Agreement, (iv) he is an "accredited investor" (as such term is defined in Regulation D promulgated under the Act and (v) he understands that the Company is entering into this Agreement in reliance on the acknowledgments, agreements, representations and warranties of Executive set forth in this Agreement. To the extent the issuance of the shares of Common Stock are not then registered pursuant to the Act, Executive acknowledges and agrees that he will make such additional representations and warranties that the Company may reasonably request to support an exemption pursuant to Section 4(2) of such Act, including with respect to Executive's investment intent, investor status and restrictions on transfer.

         11. ADJUSTMENTS.

              a. Appropriate and equitable adjustment will be made to the Deferred Compensation Per Share Base Value and the SAR Per Share Base Value in the event of any stock dividend, stock split, reverse stocks split, reclassification, recapitalization or other analogous change affecting the outstanding shares of Common Stock. This Agreement will not affect the right of the Company or any Affiliate to take any action affecting its capital stock whether described in the preceding sentence or otherwise.

              b. If after the Effective Date the Company issues Common Stock for a consideration per share less than the Per Share Fair Market Value as of the date such Common Stock is issued or if the Company issues a Derivative Security having a per share exercise, conversion or exchange price less than the Per Share Fair Market Value as of the date such Derivative Security is issued (any such issuance of Common Stock or a Derivative Security being referred to as a "Subject Issuance"), then each of the Deferred Compensation Per Share Base Value and the SAR Per Share Base Value in effect immediately before such issuance will be adjusted in accordance with the following formula:

                     BV2  =  BV1 x        O + A
                                       -----------
                                        O + A x M
                                            -----
                                              P

              Where:

                     BV2  =   the new Deferred Compensation Per Share Base
                              Value or SAR Per Share Base Value, as applicable.

                     BV1  =   the Deferred Compensation Per Share Base Value or
                              SAR Per Share Base Value, as applicable, immediately prior to the Subject Issuance.

                     O    =   the total number of Shares Outstanding.

                     A    =   the number of additional shares of Common Stock
                              issued (or issuable upon exercise, conversion or exchange of a Derivative Security issued) in the Subject Issuance.

                     P    =   the price per share of the Common Stock issued
                              (or issuable upon exercise, conversion or exchange of a Derivative Security issued) in the Subject
                              Issuance.

                     M    =   the Per Share Fair Market Value of Common Stock on
                              the date of the Subject Issuance.

If an adjustment pursuant to this Section 11.b. is made on account of the issuance of a Derivative Security, (i) no further adjustment will be made upon exercise, conversion or exchange of such Derivative Security and (ii) such adjustment will be reversed to the extent such Derivative Security shall not have been exercised, converted or exchanged at the time it ceases to be outstanding or to be exercisable, convertible or exchangeable. Within 30 days after each issuance of shares of Common Stock or a Derivative Security by the Company, the Company will give notice of such issuance to Executive, including a reasonably detailed description of the terms of such issuance, the Per Share Fair Market Value as of the date of such issuance and the amount of consideration per share received by the Company in such transaction (or the exercise, conversion or exchange price of any Derivative Security issued in such issuance), as determined by the Board in accordance with the following paragraph.

         Notwithstanding anything to the contrary in this Agreement: (i) any determination of value contemplated by this Section 11.b., including, for example, any determination of Per Share Fair Market Value or of the Fair Market Value of any consideration received by the Company for Common Stock or a Derivative Security, will be made by the Board in the exercise of its good faith judgment, and such determination will be final, binding and nonappealable so long as the Board determination is in good faith, and if such determination is made in connection with the issuance of Common Stock or a Derivative Security to any Person other than Liberty or an Affiliate of Liberty such determination will be deemed to have been made in good faith if neither Liberty nor any Affiliate of Liberty (other than the Company) shall have received any material consideration on account of such issuance; (ii) shares of Common Stock and Derivative Securities issued by the Company to any Person other than Liberty or any Affiliate of Liberty will be deemed for all purposes under this Agreement to have been sold for a per share price, or a per share exercise, conversion or exchange price in the case of a Derivative Security, at least equal to the Per Share Fair Market Value on the date of issue, unless Liberty or any Affiliate of Liberty (other than the Company) shall have received any material consideration on account of such issuance; and (iii) shares of Common Stock issued by the Company to any Person before December 31, 1999 for a per share price at least equal to the initial Per Share Base Value or that are issuable upon exercise, conversion or exchange of a Derivative Security issued by the Company to any Person before December 31, 1999 (which Derivative Security has a per share exercise, conversion or exchange price at least equal to the initial Per Share Base Value), will be deemed to have been sold for a per share price at least equal to the Per Share Fair Market Value on the date of issue.

         12. ARBITRATION. If any controversy or claim arising out of this Agreement cannot be settled by the parties (other than any disagreement that is subject to resolution pursuant to Section 8, as to which the provisions of such
Section 8 will be exclusive), the dispute will be settled by arbitration before a single arbitrator in Los Angeles, California, which arbitrator will be a natural person having experience in financial and business matters appointed by, and which arbitration will be conducted in accordance with the then applicable provisions of the Commercial Arbitration Rules of, the American Arbitration Association. Each party will bear its or his own costs of such arbitration, including attorneys' fees and expenses, except that the fees and expenses of the arbitrator and the American Arbitration Association will be paid by the Company and Executive in equal shares. Judgment on any award resulting from such arbitration may be entered in any court having jurisdiction. In consideration of the anticipated expedition of dispute resolution and minimization of expenses, each party agrees that arbitration will be the exclusive remedy to resolve disputes under this Agreement, and each party expressly waives any right such party might have to seek redress in any other forum. The parties further agree that an arbitrator will be empowered to assess no remedy other than the payments provided under this Agreement.

         13. LIBERTY OBLIGATIONS RE PRICE; LIBERTY RIGHTS TO PURCHASE SHARES.

              a. If payment is made in shares of Common Stock and the resale of such shares is registered under the Act pursuant to Section 7.d., Liberty will pay to Executive, in cash or other immediately available funds, the difference, if any, between (i) the product of the Per Share Public Market Value on the Valuation Date or Exercise Date, whichever is applicable, and the number of shares sold by Executive pursuant to the registration statement received by Executive from the sale of such number of shares plus interest thereon from the date the Common Stock was issued to the payment date at the Prime Rate and (ii) the net proceeds. Executive will use his reasonable best efforts to sell the shares pursuant to the registration statement in a manner that will, in the good faith judgment of Executive and his financial advisors maximize the average selling price. Such payment shall be made by Liberty within five business days after receipt by Liberty from Executive of a certificate from the broker or underwriter effecting such sales setting forth the net proceeds received by Executive from the sale of such shares.

              b. At any time a payment is to be made to Executive pursuant to this Agreement, Liberty will have the right to purchase from the Company a number of shares of Series B Common Stock equal to the number of shares of Common Stock that would have been issued to

Executive if the Company had elected to make the required payment in Common Stock at a price per share equal to (i) the Deferred Compensation Per Share Appreciation on the Valuation Date, with respect to the payment of Deferred Compensation Per Share Appreciation, or (ii) the SAR Per Share Appreciation on the Valuation Date or an Exercise Date, whichever is applicable, with respect to the payment of SAR Per Share Appreciation.

         Notwithstanding the foregoing, in the case of an exercise of a SAR other than on a Valuation Date, Liberty may elect to purchase the number of shares as to which the SAR is exercised at a price per share equal to the Per Share Fair Market Value on the Exercise Date.

         If Liberty exercises its right to purchase shares of Series B Common Stock pursuant to this clause b., the Company shall be required to pay the Deferred Compensation Per Share Appreciation or the SAR Per Share Appreciation in cash.

         The maximum number of shares of Series B Common Stock that Liberty may purchase pursuant to this Agreement is 19,296,193 shares. In connection with any such purchase of Series B Common Stock, the Company and Liberty will enter into a stock purchase agreement having customary terms which are reasonably acceptable to the Company and Liberty. Any such stock purchase agreement shall contain customary representations and warranties of the parties, including representations of the Company with respect to the due authorization and valid issuance of the shares being purchased and that such shares are fully paid and not accessible.

         14. ANNOUNCEMENT. The Company will publicly announce a Voluntary Termination of Executive or notice by the Company or Executive of its or his intention not to renew the Employment Agreement within five business days after notice thereof.

         15. COMPANY LOAN OF DEFERRED COMPENSATION. At any time after a determination of the amount of Deferred Compensation after a Valuation Date, if Executive is still employed by the Company, the Company, upon request of Executive, will loan Executive any amount up to the total amount of Deferred Compensation Share Appreciation payable to Executive pursuant to this Agreement. Such loan shall be payable upon receipt by Executive of the Deferred Compensation Share Appreciation and shall bear interest at the Prime Rate.

         16. MISCELLANEOUS PROVISIONS.

              a. NOTICES. All notices to be given hereunder will be in writing and will be deemed duly given when delivered personally or mailed, certified mail, return receipt requested, postage prepaid and addressed as follows:

                        If to be given to Liberty:

                        Liberty Media Corporation
                        9197 South Peoria Street
                        Englewood, Colorado 80112

                        If to be given to the Company:

                        TCI Music, Inc.
                        67 Irving Place North, 4th Floor
                        New York, New York 10003

                        If to be given to Executive:

                        Lee Masters
                        c/o Jarl Mohn
                        12875 Chalon Road
                        Los Angeles, California 90049

                        with a copy to:

                        Kenneth Doran, Esq.
                        Gibson, Dunn & Crutcher LLP
                        333 South Grand Avenue
                        Los Angeles, California 90071

or to such other address as a party may furnish to the other in writing in accordance with this Section 16.a.

              b. BINDING EFFECT. This Agreement is binding upon, and inures to the benefit of, the Company and its successors and assigns, and upon Executive and his personal representatives and other permitted successors and assigns.

              c. AMENDMENT. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement of any change is sought.

              d. ENTIRE AGREEMENT. This Agreement represents the entire agreement of the Company and Executive with respect to its subject matter, and it supersedes all prior and contemporaneous understandings and agreements, both oral and written.

              e. ORIGINALS. This Agreement will be signed in two originals, one to be delivered to the Company and one to Executive.

              f. GOVERNING LAW. This Agreement will be construed and enforced in accordance with the internal laws of the State of California without regard to the choice-of-law principles thereof.

         IN WITNESS WHEREOF, we have signed this Agreement on the dates indicated, to be effective as of the Effective Date.

                                     EXECUTIVE:

                                     /s/ Jarl Mohn
                                     ------------------------------
                                     Jarl Mohn, a/k/a Lee Masters

                                     LIBERTY MEDIA CORPORATION

                                     By: /s/ Charles Y. Tanabe
                                         --------------------------
                                     Name: Charles Y. Tanabe
                                     Title: Senior Vice President

                                     TCI MUSIC, INC.

                                     By: /s/ Ralph J. Sorrentino
                                         --------------------------
                                     Name: Ralph J. Sorrentino
                                     Title: Executive Vice President
                                            and Chief Financial Officer